UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2009
DELPHI FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11462	13-3427277

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, DE	19899

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code 302-478-5142
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events
Item 8.01. Other Events.
On July 30, 2009, Delphi Financial Group, Inc. (the “Company”) filed a Form 10-K/A report with the Securities and Exchange Commission in order to amend Part II, Item 6 (Selected Financial Data) of the Company’s annual report on Form 10-K for the year ended December 31, 2008. The sole purpose of the amendment was to correct calculation errors relating to certain data contained in such Item regarding the Company’s diluted book value per share. These errors affected only diluted book value per share and not any other financial information.
Due to the same calculation errors, the Company’s quarter-end diluted book value per share amounts at June 30, 2009, March 31, 2009 and June 30, 2008 that were indicated in the Company’s press releases dated July 28, 2009 and April 23, 2009, respectively, also require correction. Giving effect to such corrections, the Company’s diluted book value per share amounts were $20.35 at June 30, 2009, $17.79 at March 31, 2009 and $21.36 at June 30, 2008.
To the extent affected by such errors, the amounts of the Company’s diluted book value per share for various other prior dates appearing in the Company’s prior press releases and financial supplements available on the Company’s website (www.delphifin.com) are also being corrected. Information contained on the Company’s website is not incorporated by reference into this report, nor is this report intended to update any information other than the specific data contained in this report.
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC.

/s/ ROBERT ROSENKRANZ Robert Rosenkranz
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)
Date: July 30, 2009